Exhibit 21

CUMMINS INC.

SUBSIDIARIES OF THE REGISTRANT

Entity Name	Country or State of Organization
35601 Yukon, Inc.	Canada
665217 B.C. Ltd.	Canada
968392 Alberta Ltd.	Canada
Coil Systems GmbH	Germany
Consolidated Diesel Company	North Carolina
Consolidated Diesel of North Carolina Inc.	North Carolina
Consolidated Diesel, Inc.	Delaware
Cummins Limited Liability Partnership	Kazakhstan
Cummins Americas, Inc.	Indiana
Cummins Argentina-Servicios Mineros S.A.	Argentina
Cummins Aust Technologies Pty. Ltd.	Australia
Cummins Austria GmbH	Austria
Cummins Belgium N.V.	Belgium
Cummins Botswana (Pty.) Ltd.	Botswana
Cummins Brasil Ltda.	Brazil
Cummins Canada Limited	Canada
Cummins Capital Trust I	Delaware
Cummins Caribbean LLC	Puerto Rico
Cummins CDC Holding Inc.	Indiana
Cummins Child Development Center, Inc.	Indiana
Cummins (China) Investment Co. Ltd.	China
Cummins Comercializadora S. de R.L. de C.V.	Mexico
Cummins Corporation	Indiana
Cummins Czech Republic s.r.o.	Czech Republic
Cummins Deutschland GmbH	Germany
Cummins Diesel International Ltd.	Barbados
Cummins Diesel Sales Corporation	Indiana
Cummins Emission Solution (China) Co., Ltd.	China
Cummins Emission Solutions Inc.	Indiana
Cummins Emissions Solutions (Pty.) Ltd.	South Africa
Cummins Energetica Ltda.	Brazil
Cummins Engine (Beijing) Co. Ltd.	China
Cummins Engine (Shanghai) Co. Ltd.	China
Cummins Engine (Shanghai) Trading & Services Co. Ltd.	China
Cummins Energy Solutions Business Europe NV/SA	Belgium
Cummins Energy Solutions Business Iberia	Spain
Cummins Engine Holding Co., Inc.	Indiana
Cummins Engine IP, Inc.	Delaware
Cummins Engine Venture Corporation	Indiana
Cummins Exhaust India Limited	India
Cummins Filter Co. Ltd.	Korea
Cummins Filtracion S. de R.L. de C.V.	Mexico
Cummins Filtration GmbH	Germany
Cummins Filtration Inc.	Indiana
Cummins Filtration International Corp.	Indiana
Cummins Filtration IP, Inc.	Delaware
Cummins Filtration SARL	France
Cummins Filtration (Shanghai) Co. Ltd.	China
Cummins Filtration Trading (Shanghai) Co., Ltd.	China
Cummins Filtros Ltda.	Brazil

Entity Name	Country or State of Organization
Cummins Financial, Inc.	Delaware
Cummins Fuel Systems (Wuhan) Co. Ltd.	China
Cummins Generator Technologies Americas Inc.	Pennsylvania
Cummins Generator Technologies Australia Pty. Ltd.	Australia
Cummins Generator Technologies Co., Ltd.	China
Cummins Generator Technologies GmbH	Germany
Cummins Generator Technologies India Ltd.	India
Cummins Generator Technologies Italy SRL	Italy
Cummins Generator Technologies Limited	United Kingdom
Cummins Generator Technologies Mexico S de R.L. de C.V.	Mexico
Cummins Generator Technologies Norway	Norway
Cummins Generator Technologies Romania S.A.	Romania
Cummins Generator Technologies Singapore Pte Ltd.	Singapore
Cummins Generator Technologies Spain S.A.	Spain
Cummins Ghana Limited	Ghana
Cummins Ghana Mining Limited	Ghana
Cummins Holland B.V.	The Netherlands
Cummins Hong Kong Ltd.	Hong Kong
Cummins India Ltd.	India
Cummins Intellectual Property, Inc.	Delaware
Cummins International Finance Corporation	Delaware
Cummins Italia S.P.A.	Italy
Cummins Japan Ltd.	Japan
Cummins Juarez, S.A. de C.V.	Mexico
Cummins Korea Co. Ltd.	Korea
Cummins Lebanon	Lebanon
Cummins LLC Member, Inc.	Delaware
Cummins Ltd.	United Kingdom
Cummins Makina Sanayi ve Ticaret Limited Sirketi	Turkey
Cummins Middle East FZE	Dubai
Cummins Natural Gas Engines, Inc.	Delaware
Cummins New Zealand Limited	New Zealand
Cummins Northeast, LLC	Delaware
Cummins Norway AS	Norway
Cummins NV	Belgium
Cummins Power Generation (China) Co., Ltd.	China
Cummins Power Generation Deutschland GmbH	Germany
Cummins Power Generation Foreign Holdings, Ltd.	Delaware
Cummins Power Generation Inc.	Delaware
Cummins Power Generation Limited	United Kingdom
Cummins Power Generation Mali S.A.	South Africa
Cummins Power Generation (S) Pte. Ltd.	Singapore
Cummins Power Generation (U.K.) Limited	United Kingdom
Cummins PowerGen IP, Inc.	Delaware
Cummins PowerRent Comercio e Locacao, Ltda.	Brazil
Cummins Power Systems LLC	Pennsylvania
Cummins Research and Technology India Ltd.	India
Cummins Romania Srl	Romania
Cummins S, de R.L. de C.V.	Mexico
Cummins Sales and Service Korea Co., Ltd.	Korea

Entity Name	Country or State of Organization
Cummins Sales and Service Philippines Inc.	Philippines
Cummins Sales and Service (Singapore) Pte. Ltd.	Singapore
Cummins Sales and Service Thailand	Thailand
Cummins-Scania High Pressure Injection, LLC	Delaware
Cummins Sinai ve Otomotiv Urunleri Sanayi ve Ticaret Limited Sirketi	Turkey
Cummins Solutions Pty. Ltd.	Australia
Cummins South Africa (Pty.) Ltd.	South Africa
Cummins South Pacific Pty. Limited	Australia
Cummins Spain, S.L.	Spain
Cummins Trade Receivables, LLC	Delaware
Cummins Turbo Technologies B.V.	The Netherlands
Cummins Turbo Technologies India Limited	India
Cummins U.K. Holdings Ltd.	United Kingdom
Cummins U.K. Pension Plan Trustee Ltd.	United Kingdom
Cummins Vendas e Servicos de Motores e Geradores Ltda.	Brazil
Cummins Venture Corporation	Delaware
Cummins Western Canada Limited Partnership	Canada
Cummins Xiangfan Machining Co. Ltd.	China
Cummins Zambia Ltd.	Zambia
Cummins Zimbabwe Pvt. Ltd.	Zimbabwe
CWC General Partner Ltd.	Canada
Distribuidora Cummins S.A.	Argentina
Industria e Comercio Cummins Ltda.	Brazil
Markon Engineering Company Ltd.	United Kingdom
Newage Engineers GmbH	Germany
Newage Ltd. (U.K.)	United Kingdom
Newage Machine Tools Ltd.	United Kingdom
OOO Cummins	Russia
Petbow Limited	United Kingdom
PGI (Overseas Holdings) B.V.	Holland
Power Ecosystems, Inc.	Canada
Power Group International (Overseas Holdings) Ltd.	United Kingdom
Power Group International Ltd.	United Kingdom
Shanghai Cummins Trading Co., Ltd.	China
Shenzhen Chongfa Cummins Engine Co. Ltd.	Hong Kong
Supreme Holdings Limited	Singapore
Turbo Drive Ltd.	Hong Kong
Wuxi Cummins Turbo Technologies Co. Ltd.	China
Xiangfan Fleetguard Exhaust System Company, Ltd.	China